SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2009

Dayton Superior Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11781	31-0676346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7777 Washington Village Drive, Dayton, Ohio	45459
(Address of Principal Executive Offices)	(Zip Code)

(937) 428-6360
Registrant's telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2009, Dayton Superior Corporation (the “Company”) entered into a first amendment (the “Amendment”) to its Senior Secured Priming and Superpriority Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”), dated April 22, 2009 with General Electric Capital Corporation, as letter of credit issuer, swingline lender and lender and as collateral agent and administrative agent. On June 5, 2009, the United States Bankruptcy Court for the District of Delaware granted its final approval of the Amendment and the DIP Credit Agreement.

The primary effects of the Amendment are:

  To decrease the applicable margin on the interest rate for Eurodollar Rate Loans from 12.00% to 7.50% per annum and for Base Rate Loans from 11.00% to 6.50% per annum.
  To contemplate that holders of the Company’s senior subordinated notes will be entitled to participate in a rights offering as part of the Company’s reorganization.
  To provide additional time for the Company to reach certain key milestones without triggering a Termination Event.
  To reduce the minimum levels of EBITDA that the Company is required to satisfy.
  To reduce the funding fees payable by the Company pursuant to the DIP Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment which will be filed in connection the Company’s ongoing chapter 11 bankruptcy case.

Other than the Amendment described above, the DIP Credit Agreement continues in full force and effect in accordance with its terms.  A summary of the DIP Credit Agreement was set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following are furnished as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

99.1	Press Release dated June 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 5, 2009

DAYTON SUPERIOR CORPORATION

		By:	/s/ Edward J. Puisis
			Name:	Edward J. Puisis
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 5, 2009.